Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into and effective as of December 22, 2019 (the “Effective Date”), by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and Ault & Company, Inc., a Delaware corporation (including its designees, successors and assigns, the “Investor”).

RECITALS

A.       The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase shares of Common Stock from the Company in the amount of $739,948.00; and

B.       The offer and sale of the Shares provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Shares to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will be deemed to be an Affiliate.

“Agreement” means this Securities Purchase Agreement including the exhibits and schedules hereto.

“Balance Sheet Date” has the meaning set forth in Section 3.1(f)(i).

“Charter Documents” has the meaning set forth in Section 3.1(a).

“Closing” has the meaning set forth in Section 2.2(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $15,000.

“Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company, as such term is defined by Rule 405 under the Securities Act.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules shall contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means, except as expressly stated otherwise herein, all shares of Common Stock issued or issuable to Investor or any Affiliate, successor or assign of Investor pursuant to any of the Transaction Documents, all of which shall be (a) issued in electronic form, and (b) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit B or in such other form agreed upon by the parties.

“Encumbrances” means any and all claims, liabilities and obligations and all liens, pledges, charges, mortgages, security interests, restrictions, leases, licenses, easements, liabilities, claims, encumbrances, preferences, priorities or rights of others of every kind and description.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Firm” has the meaning set forth in Section 3.1(f)(i).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Financial Statements” has the meaning set forth in Section 3.1(f)(i).

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the Commission and FINRA.

“Intellectual Property” means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

“Investigation” has the meaning set forth in Section 3.2(d)(vi).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Leased Properties” has the meaning set forth in Section 3.1(n)(ii).

“Legal Requirements” means any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person’s business, operations or Properties.

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the Commission, including without limitation Forms 10-K, 10-Q or 8-K.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Per Share Purchase Price” means $1.12 per share.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Purchase Price” means $739,948.00.

“Purchase Right” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

“Records” means all originals and copies of agreements, instruments, documents, deeds, books, records, files, corporate franchises, stock record books, corporate books containing the minutes of meetings of directors and shareholders and any and all other data and information within the possession of a party or any Affiliate thereof.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Required Approval” means any approval of the NYSE American.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Rule 144 Eligible” means eligible for immediate resale under Rule 144 without limitation on the amount of securities sold under Rule 144(e).

“SEC Reports” includes all reports required to be filed by the Company under the Securities Act and/or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) and for the period in which this Agreement is in effect.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock being issued and sold to the Investor by the Company hereunder.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached Schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTCQB, the OTCQX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE American, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the OTC Pink Sheets inter-dealer electronic quotation and trading system.

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Computershare or any successor transfer agent for the Common Stock.

ARTICLE 2
PURCHASE AND SALE

2.1         Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article 2, the Company hereby agrees to issue to the Investor an aggregate of 660,667 Shares and the Investor hereby agrees to purchase the 660,667 Shares from the Company for the Purchase Price, and to furnish to the Company the Purchase Price in consideration for the 660,667 Shares in accordance with the terms of this Agreement.

2.2         Closing; Conditions to Closing.

(a)       Closing. The closing of this Agreement (the “Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Closing set forth in Section 2.2(b) and Section 2.2(c) have been met.

(b)       Company Conditions to Closing. As a condition precedent to the Closing, all of the following (the “Company Conditions to Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(i)       the following documents shall have been delivered to the Investor: (A) this Agreement (including the Disclosure Schedules), executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and (y) a copy of the Company’s Charter Documents, and (C) a copy of the Company’s press release announcing the transactions contemplated by this Agreement (all documents listed in this Section 2.2(b) are referred to herein as the “Closing Deliverables”);

(ii)       other than for losses incurred in the ordinary course of business, there shall not have been any Material Adverse Effect on the Company since the date of the last SEC Report filed by the Company, including but not limited to incurring material liabilities;

(iii)       the representations and warranties of the Company in this Agreement shall be true and correct in all material respects; and

(iv)       the Required Approval for the issuance of the Shares shall have been obtained.

(c)       Investor Conditions to Closing. As a condition precedent to the Closing, the Investor shall have paid the Purchase Price to the Company as well as delivered a signed copy of this Agreement to the Company.

2.3         Share Sufficiency. On the date of Closing, the Company shall have a sufficient number of duly authorized shares of Common Stock to be able to issue the Shares to the Investor.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, Investor as of each Closing:

(a)       Corporate Organization. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to carry on its business as it is now being conducted and to own the Properties it now owns, and (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in such other states in which it does business, except where such failure to be so qualified or licensed would not have a Material Adverse Effect on the Company’s business; the Company is duly and properly registered pursuant to applicable state laws and regulations in all states where the conduct of the Company’s business as presently conducted requires such registration. The copies of the Certificate of Incorporation and Bylaws of the Company (the “Charter Documents”) annexed hereto as Schedule 3.1(a) are complete and correct copies of such instruments as presently in effect.

(b)       Authority. The Company has the corporate power and the authority to execute, deliver and perform this Agreement and each other document contemplated by this Agreement and the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company have been duly authorized by its board of directors. No other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Transaction Documents. The Transaction Documents have been duly executed and delivered by the Company and, assuming due execution and delivery hereof by the Investor, are valid and legally binding agreements of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles, and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Transaction Documents that purport to provide indemnification for securities laws liabilities.

(c)       Capitalization. Attached as Schedule 3.1(c) to this Agreement is a capitalization table setting forth the equity capitalization of the Company as of the date hereof, and on a pro forma basis, after giving effect to the sale of the Shares.

Other than as set forth above or on Schedule 3.1(c), no shares of capital stock or other voting or non-voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Purchase Right, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the State of Delaware, the Charter Documents, or any Contract to which the Company is a party or otherwise bound. Except as set forth on Schedule 3.1(c), there are no oral and/or written, direct and/or indirect options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound; (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. To the Company’s Knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws and the Company has not been notified by the Commission, the NYSE American, any state securities commission or any other Governmental Authority of the absence of compliance by the Company with any federal and state securities laws or other Legal Requirements. No stockholder has a matured and/or unmatured right of rescission or claim for damages with respect thereto.

(d)       Consents; Permits; Defaults. Assuming the accuracy of the representations and warranties of the Investor in Section 3.2, other than as contemplated in the Transaction Documents, none of the execution, delivery or performance of the Transaction Documents by the Company, the consummation by the Investor of any transaction contemplated by the Transaction Documents, or compliance by the Company with any of the provisions of the Transaction Documents will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority or any other Person, other than the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Authority or any other Person, individually or in the aggregate, has not had a Material Adverse Effect on the Company.

(e)       Non-Contravention.  The execution, delivery and performance the Transaction Documents by the Company does not and will not (i) result in a breach of, or constitute a default under the Charter Documents, (ii) result in a breach of, or constitute a default under, any loan agreement, indenture or mortgage or any material lease, agreement, franchise, license, permit or other undertaking or Contract to which the Company is a party or any of its Properties may be subject or bound, (iii) result in a violation of any order, writ, injunction, decree or award of any court or Governmental Authority including, but not limited to, the Commission, to the Company or relating to any of its Properties, or (iv) result in a violation of any federal or state law, statute, ordinance, rule or regulation or other Legal Requirement applicable the Company.

(f)         Financial Statements.

(i)       The  Company has delivered or made available (for purposes of this section, filings that are publicly available prior to the date hereof on the EDGAR system of the Commission under the name of the Company are deemed to have been made available) to the Investor: (i) a true and complete copy of the Company’s unaudited consolidated balance sheet as of September 30, 2019 (the “Balance Sheet Date”) and the related unaudited consolidated statements of operations, changes in the Company stockholder’s deficit and cash flows for the period then ended and (ii) a true and complete copy of the Company’s audited balance sheet as of December 31, 2018 and December 31, 2017 and the related audited statements of operations, changes in the Company stockholder’s deficit and cash flows for each of the years ended December 31, 2018 and December 31, 2017, prepared in accordance with GAAP, together with the report of Marcum, LLP, the Company’s independent registered public accounting firm (the “Firm”), which has served as the Company’s auditors since the audit of its 2016 financial statements (such statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). The Financial Statements have been prepared from, are in accordance with, and accurately reflect, the books and records of the Company, comply in all material respects with applicable accounting requirements in the case of the Financial Statements; fairly present in all material respects the financial position and the results of operations and cash flows (and changes in financial position, if any) of the Company as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end adjustments that are not material either individually or in the aggregate and the absence of footnotes). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as set forth in the notes thereto). The Financial Statements are in form appropriate for filing with the Commission.

(ii)       The Firm, which has certified the Company’s Financial Statements and related schedules, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States).

(iii)       There are no relationships or services, or any other factors that may affect the objectivity and independence of the Firm under applicable auditing standards. The Firm has not performed any non-audit services for any Person related to the Company.

(g)       Contracts.

(i)       Schedule 3.1(g)(i) contains an accurate and complete list and terms of all the Company’s Contracts. Other than as set forth on Schedule 3.1(g)(i) , the Company is not a party to or bound by any of the following, whether written or oral:

(A)       Any Contract that cannot by its terms be terminated by the Company with thirty (30) days’ or less notice without penalty or whose term continues beyond one (1) year after the date of this Agreement;

(B)       Any Contract or commitment for capital expenditures for non-product orders by the Company in excess of $100,000 per calendar quarter in the aggregate other than purchase orders to vendors to manufacture products sold to customers;

(C)       Any lease or license with respect to any material Properties, whether as landlord, tenant, licensor or licensee;

(D)       Any Contract or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

(E)       Any Contract with any Affiliate of the Company relating to the provision of goods or services by or to the Company other than purchase orders to vendors to manufacture products sold to customers;

(F)       Any Contract for the sale of any assets;

(G)       Any Contract that purports to limit the Company’s freedom to compete freely in any line of business or in any geographic area;

(H)       Any preferential purchase right, right of first refusal, or similar agreement; or

(I)       Any other Contract that is material to the business of the Company.

(ii)         All of the Contracts listed or required to be listed in Schedule 3.1(g)(i) are valid, binding and to the Knowledge of the Company, in full force and effect, and the Company has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such Contract in any respect. To the Knowledge of the Company no other party is in breach of any of the terms or covenants of any Contract listed or required to be listed on Schedule 3.1(g)(i)  that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Following the Closing, the Company will continue to be entitled to all of the benefits currently held by the Company under each Contract listed or required to be listed on Schedule 3.1(g)(i).

(iii)         The Company is not a party to or bound by any Contract or Contracts the terms of which were arrived at by, or otherwise reflect, less-than-arm’s-length negotiations or bargaining.

(h)         Absence of Certain Changes or Events.

(i)         Except as set forth on Schedule 3.1(h)(i), since the Balance Sheet Date, there has not been:

(A)       any event, circumstance or change that had or would reasonably be expected to result in a Material Adverse Effect on the Company;

(B)       any damage, destruction or loss (whether or not covered by insurance) that had or would reasonably be expected to result in a Material Adverse Effect of the Company; or

(C)       any Material Adverse Effect in the Company’s sales patterns, pricing policies, accounts receivable or accounts payable.

(ii)         Except as set forth on Schedule 3.1(h)(ii), since the Balance Sheet Date, the Company has not:

(A)       merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

(B)       purchased securities from any Person;

(C)       created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Liabilities, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

(D)       made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or the Company’s business operations;

(E)       entered into, amended or terminated a material Contract;

(F)       sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties;

(G)       settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

(H)       incurred or approved, or entered into any Contract, agreement or commitment to make, any expenditures in excess of $100,000;

(I)       maintained its Records and/or any other books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods and has not made any change in any of its accounting methods or practices that would be required to be disclosed under GAAP;

(J)       granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment);

(K)       suffered any extraordinary losses or waived any rights of material value;

(L)       made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to the Company other than director fees and other payments described in the SEC Reports;

(M)       engaged in any one or more activities or transactions with an Affiliate outside the ordinary course of business;

(N)       declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

(O)       amended its Charter Documents;

(P)       issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

(Q)       agreed or committed to do any of the foregoing.

(i)       Absence of Undisclosed Liabilities and Agreements. The Company does not have any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) which are not accurately reflected or provided for in the balance sheet dated as of the Balance Sheet Date included within the Financial Statements (whether or not they are required to be disclosed under GAAP), other than (a) those incurred in the ordinary course of the Company’s business since Balance Sheet Date, (b) those disclosed in this Agreement or the disclosure schedules and (c) those material obligations arising subsequent to the date hereof pursuant to the express terms of executory Contracts, which executory Contracts (to the extent such Contracts are material to the business of the Company) are identified on Schedule 3.1(i). Neither the Company nor any of its officers or directors has effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulations S-K of the Commission) since the Balance Sheet Date. Except as set forth on Schedule 3.1(i) or otherwise contemplated by this Agreement, as of the Closing there will be no Liabilities of the Company.

(j)       Compliance with Law. The business of the Company has been operated in compliance with all Legal Requirements, including all laws, ordinances, rules, regulations and orders of all Governmental Authorities and the NYSE American, except where such failure would not have a Material Adverse Effect on the Company or its business. The Company has filed all reports and statements, including but not limited to the SEC Reports, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority or any other body having jurisdiction over the Company’s operations. The Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with any federal, state, local or foreign laws, ordinances and regulations or has not made all of the filings required by all such authorities, organizations and agencies.

(k)         Tax Matters. All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable laws.

(l)         Absence of Questionable Payments. Neither the Company nor any Affiliate, director, officer, partner, employee, agent, representative or other Person acting on behalf of the Company has: (i) used any funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities of foreign, federal, state or local government officials or others in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended), or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

(m)         Litigation. Other than as set forth on Schedule 3.1(m), there is no claim, action, suit or proceeding pending or, to the Knowledge of the Company, threatened against any of the Company or its Properties which, if adversely determined, will affect or can reasonably be expected to affect materially and adversely, the Company, or which seeks to prohibit, restrict or delay consummation of the transaction contemplated hereby or any of the conditions to consummation of such transaction, nor to the Knowledge of the Company is there any judgment, decree, injunction, ruling or order of any court, Governmental Authority, including, but not limited to, the Commission, any commission, agency or instrumentality or arbitrator outstanding against the Company having, or which may in the future have, any such effect. Neither the Company nor any Affiliate thereof is under investigation with respect to, any violation of any provision of any federal or state law or administrative regulation in respect of the business of the Company. The Company is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Authority or any other person which has affected or may affect materially and adversely the Preferred Shares.

(n)         Title to Property.

(i)        Personal Property. All material items of personal property used in the business of the Company are in good operating condition and fit for operation in the ordinary course of the Company’s business (subject to normal wear and tear) with no defects that could reasonably be expected to interfere with the conduct of the normal operation of such items and are suitable for the purposes for which they are currently being used.

(ii)       Real Property. The Company owns no real property. The Company’s only leased properties are the properties in Newport Beach, CA, Fremont, CA, Israel and Salisbury, the United Kingdom (collectively, the “Leased Properties”). All real estate Taxes for which the Company is responsible with respect to any Leased Property (and which are not otherwise incorporated into payments made under any lease), have been paid in full, as and when due.

(o)       Intellectual Property. The Company has, or has rights to use, all Intellectual Property necessary for the conduct of the business of the Company as currently conducted. The Company has received no written notice that the Intellectual Property used by it violates or infringes upon the rights of any Person. All rights to such Intellectual Property are enforceable and to the Knowledge of the Company, there is no existing infringement by another Person of any of the rights to the Company’s Intellectual Property of others. All the Company’s Intellectual Property rights registered or applied for registration under the name of the Company are set forth on Schedule 3.1(o).

(p)       SEC Reports. The Company has filed with the Commission all SEC Reports required to be filed pursuant to the Securities Act and Exchange Act and is current in its reporting obligations. As of their respective dates, all SEC Reports complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports when they were filed contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(q)       Books and Records; Internal Accounting Controls. The Records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its Properties and the nature of all transactions giving rise to the obligations or accounts receivable of the Company to the extent required to be contained therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(r)       Broker. The Company has not retained any broker in connection with any transaction contemplated by this Agreement. The Company shall not be obligated to pay any fee or commission associated with the retention or engagement by the Company of any broker in connection with any transaction contemplated by this Agreement.

(s)       Common Stock Symbol. The Company Common Stock is currently listed on the NYSE American under the symbol “DPW.”

(t)       No Commission or NYSE American Inquiries; Delisting. Except as set forth on Schedule 3.1(t), to the best of the Company’s Knowledge, the Company is not, and has never been, the subject of any formal or informal inquiry or investigation by the Commission or the NYSE American. Except as set forth on Schedule 3.1(t), the Company has no Knowledge of any action by the Commission or the NYSE American that seeks to deregister or delist the Common Stock from the NYSE American or otherwise render such shares ineligible for listing and trading on the NYSE American.

(u)       Shares. The Shares will upon issuance be duly authorized, fully paid and non-assessable and vest in the holder thereof title thereto free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), Taxes, Encumbrances, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands and will not be subject to any pre-emptive or other similar rights.

(v)       Disclosure of Material Information. Neither the Company nor any other Person acting on its behalf has provided or will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement and the Transaction Documents). The Company understands and confirms that the Investor will be relying on the foregoing representations in effecting transactions in the Shares.

(w)       Labor Matters. The Company is not a party to any representation or collective bargaining agreement with any employees.

(x)       Employment Agreements and Plans.  The Company has furnished the Investor with a list of all employment, consulting, advisory and confidentiality agreements to which the Company is a party. The Company has delivered to the Investor true and complete copies of each such agreement (or written descriptions thereof for any such agreements which are not in writing). Except as set forth on Schedule 3.1(x), the Company has not and does not maintain or contribute to any outstanding incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension, medical, dental, disability or other benefit plans or arrangements with or for the benefit of any officer, employee or former officer, employee of the Company or for the benefit of any distributor, sales representative or other person resulting from a relationship with the Company.

(y)        Insurance. The Company has furnished the Investor with a list of all material bonds and liability, fire and other insurance contracts of whatsoever description to which the Company is a party, and under which the Company is or was a beneficiary.

(z)         Director and Officer Insurance. The Company has maintained insurance for its officers and directors for the last five (5) years without any lapse in coverage.

(aa)      DTC Eligibility. The Company’s Transfer Agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company’ Fast Automated Securities Transfer Program.

(bb)     Disclosure. No representation or warranty by the Company in this Agreement, the Exhibits or the Schedules hereto and thereto and no statement contained in any document, certificate, or other writing furnished or to be furnished by the Company to the Investor or any of its representatives or agents pursuant to the provisions hereof or in connection with the transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein made, in the light of the circumstances under which they were made, not misleading.

3.2         Representations and Warranties of Investor. Investor hereby represents and warrants as of the Effective Date as follows:

(a)         Authority. The Investor has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Investor, and the consummation by the Investor of the transactions contemplated hereby have been duly and validly authorized by its board of directors, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b)         No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Investor, the consummation by the Investor of the transactions contemplated by this Agreement, or compliance by the Investor with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Investor, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(d) have been obtained and all filings and notifications described in Section 3.1(d) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Investor, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a Material Adverse Effect on the Investor.

(c)         Information in the Form 8-K. The information supplied by the Investor in writing expressly for inclusion or incorporation by reference in the Form 8-K (as hereinafter defined) and any amendment thereof or supplement thereto, will not, on the date submitted to the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(d)         Securities Act Representations.

(i)       Restricted Shares. The Investor represents that it understands that the Shares to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Shares is subject to certain restrictions hereunder and under federal and state securities laws. The Investor represents that it is acquiring such Shares for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Investor further represents that it has been advised and understands that since such Shares have not been registered under the Securities Act, such Shares must be held indefinitely unless (A) the resale of such Shares has been registered under the Securities Act, (B) a sale of such Shares is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the Commission under the Securities Act, or (C) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Shares.

(ii)       Legend. The Investor represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Shares and that a legend, substantially in the form provided for in Section 4.1(b), setting forth the restrictions on transfer will be set forth on the certificates for the Shares or any substitutions therefor.

(iii)       Accredited Investor. The Investor is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(iv)       Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Investor, threatened against Investor that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

(v)       Acknowledgement of Receipt of Information. The Investor has had an opportunity to ask questions and receive answers and materials, and to discuss the business of the Company and its Subsidiaries and related matters, with certain key officers of the Company and its Subsidiaries regarding the transactions contemplated hereunder (the “Investigation”). The Investor hereby acknowledges and agrees that other than the Company’s representations and warranties set forth in Section 3.1, neither the Company nor any of its representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the business of the Company or any Subsidiary thereof nor with respect to the Shares. Nothing in this Section 3.2(d)(v) (including any information provided to the Investor by the Company pursuant to the Investigation) shall derogate from the representations and warranties of the Company contained in Section 3.1 hereof or from the ability of Investor to rely on such representations and warranties or to seek indemnification for Losses in respect of such representations and warranties.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions

(a)       The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective Registration Statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Investor, or (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)       Investor agrees to the imprinting, so long as is required by this Section 4.1 of the following legend, or substantially similar legend, on any certificate evidencing Shares other than DWAC Shares that qualify to have the legend removed as provided below:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a Registration Statement, or when any securities are eligible for sale under Rule 144 and, if requested by Investor or the Transfer Agent, to promptly provide at the Company’s expense a legal opinion of counsel to the Company confirming that such legend may be removed. Company further acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

4.2         Furnishing of Information. As long as Investor owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act. Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns the Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to Investor or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4       Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K as required by this Agreement, and shall file a press release, in each case reasonably acceptable to Investor, disclosing the material terms of the transactions contemplated hereby. The Company and Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as contained in the Current Report on Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

5.5      Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes or reasonably should believe constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. On and after the Effective Date, neither Investor nor any Affiliate Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the shareholders of the Company, or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Investor shall be relying on the foregoing in effecting transactions in securities of the Company.

5.7      Reimbursement. If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Shares under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter. The reimbursement obligations of the Company under this Section 5.7 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person. The Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or Controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Shares under this Agreement.

5.8       Indemnification of Investor

(a)       Company Indemnification Obligation. Subject to the provisions of this Section 5.8, the Company will indemnify and hold Investor, its Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all Losses that any Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (ii) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (iii) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (iv) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (or any amendments or supplements to any Prospectus), in any free writing prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       Indemnification Procedures. If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties. The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents.

5.9       Required Approval. Other than Required Approval of the NYSE American, no transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require any other approval by any Trading Market or the Company’s stockholders. The Company shall use its best efforts to obtain Required Approval as promptly as practicable.

5.10       Right of Participation in Future Financings. If the Company, at any time after five (5) years from the Effective Date, shall issue shares of capital stock, convertible securities, rights, options, warrants or any other kind of its securities in a financing, then the Investor shall have the right to participate in any such financing under the same terms and conditions as the investors in any such financing in order to maintain its then percentage ownership interest in the Company. Such right of participation shall apply to securities issued in a financing subsequent to the Effective Date, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

ARTICLE 6
MISCELLANEOUS

6.1       Fees and Expenses. Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.

6.2       Notices. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) three (3) Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent shall not be unreasonably withheld or delayed. Investor may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Investor assigns or transfers any Shares.

6.6       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.6.

6.7       Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8       Survival. The representations and warranties contained herein shall survive the Closing and the delivery and conversions of the Shares.

6.9       Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11       Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

6.12       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Neither the Company nor Investor shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.

6.13       Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14       Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.15       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.16       Entire Agreement. This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DPW HOLDINGS, INC.

By:	/s/ Henry Nisser
Name:	Henry Nisser
Title:	Executive Vice President

AULT & COMPANY, INC.

By:	/s/ Milton C. Ault, III
Name:	Milton C. Ault, III
Title:	Chief Executive Officer

Addresses for Notice

To Company:

DPW Holdings, Inc.

201 Shipyard Way

Newport Beach, California 92663

Attention: Henry Nisser, Executive Vice President

Telephone: (949) 444-5464

To Investor:

Ault & Company, Inc.

201 Shipyard Way

Newport Beach, California 92663

Attention: Milton C. Ault, Chief Executive Officer

Telephone: (949) 444-5464